UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest event Reported): November 2, 2009 (October 30, 2009)

CHINA INFORMATION SECURITY TECHNOLOGY, INC.
(Exact name of registrant as specified in its charter)

Nevada	001-34076	98-0575209
(State or other jurisdiction of	(Commission File Number)	(IRS Employer Identification No.)
incorporation or organization)

21st Floor, Everbright Bank Building,
Zhuzilin, Futian District,
Shenzhen, Guangdong, 518040
People's Republic of China
(Address of Principal Executive Offices)

(+86) 755 -8370-8333
(Registrant's telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02     DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

On October 30, 2009, Mr. Sean Shao resigned from his position as an independent member on the board of directors of China Information Security Technology, Inc. (the "Company"), effective immediately. Mr. Shao's resignation is not in connection with any known disagreement with the Company on any matter.

On October 30, 2009, the Company's board of directors elected Mr. Remington C.H. Hu, age 42, to fill the position on the board of directors left vacant by Mr. Shao, effective as of November 1, 2009. Mr. Hu is a seasoned executive with more than 16 years of experience in corporate finance and investment management, and is currently the founder and CEO of Tomorrow Capital Limited, a financial advisory firm. Prior to founding Tomorrow Capital Limited, Mr. Hu served from February 2008 to July 2009, as Chief Financial Officer of Yucheng Technologies Limited, a Nasdaq listed top IT solutions and BPO company servicing China’s banking industry, and from August 2004 to August 2007, as China Representative for CVM Capital Partners, LLC, Taiwan’s largest VC affiliated with Taiwan’s largest private equity investment group. Earlier in his career, Mr. Hu founded and served from June 1999 to June 2002, as Chief Financial Officer of eSoon Communications International Corp., a software start-up focusing on the then fast-growing CRM/CTI market served from August 1996 to May 1999, as Vice President of Crimson Asia Capital Holdings, Ltd., formerly Asia’s largest venture capital firm backed by Taiwan’s Chinatrust Financial Group. He began his career at Citibank, NA, as an Assistant Vice President in the Taipei and Hong Kong. Mr. Hu holds a Master’s Degree in Business Administration from the Wharton Business School and a Bachelor’s Degree in Computer Science and Information Engineering from the National Chiao Tung University.

The Company’s board of directors has determined that Mr. Hu is an "independent director" as defined by Rule 4200(a)(15) of the Marketplace Rules of The Nasdaq Stock Market, Inc. The Board of Directors of the Company has also determined that Mr. Hu possesses the accounting or related financial management experience that qualifies him as "financially sophisticated" within the meaning of Rule 4350(d)(2)(A) of the Marketplace Rules of The Nasdaq Stock Market, Inc., and that he is an "audit committee financial expert" as defined by the rules and regulations of the Securities and Exchange Commission.

On October 30, 2009, Mr. Hu also entered into the Company’s form of Independent Director Agreement and form of Indemnification Agreement. Under the terms of the Independent Director Agreement, the Company agreed to pay Mr. Hu an annual salary of $18,000, as compensation for the services to be provided by him as a director. Under the terms of the Indemnification Agreement, the Company agreed to indemnify Mr. Hu against expenses, judgments, fines, penalties or other amounts actually and reasonably incurred by Mr. Hu in connection with any proceeding if Mr. Hu acted in good faith and in the best interests of the Company. This brief description of the terms of the Independent Director Agreement and Indemnification Agreement is qualified by reference to the provisions of the forms of agreements filed as Exhibits 10.1 and 10.2, respectively, to the Company’s current report on Form 8-K filed on August 16, 2007.

No family relationship exists between Mr. Hu and any other director or executive officer of the Company and there are no arrangements or understandings between Mr. Hu and the Company that would require disclosure under Item 404(a) of Regulation S-K.

ITEM 9.01     FINANCIAL STATEMENTS AND EXHIBITS.

Exhibit No.	Description

10.1	Form of Independent Director Agreement (incorporated by reference to Exhibit 10.1 to the Company’s current report on Form 8-K filed on August 16, 2007).

99.1	Form of Indemnification Agreement (incorporated by reference to Exhibit 10.2 to the Company’s current report on Form 8-K filed on August 16, 2007).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHINA INFORMATION SECURITY TECHNOLOGY, INC.

Dated: November 2, 2009	By: /s/ Jiang Huai Lin
Jiang Huai Lin
Chairman and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Form of Independent Director Agreement (incorporated by reference to Exhibit 10.1 to the Company’s current report on Form 8-K filed on August 16, 2007).

99.1	Form of Indemnification Agreement (incorporated by reference to Exhibit 10.2 to the Company’s current report on Form 8-K filed on August 16, 2007).